Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Richard C. Sauerman, President and Chief Executive Officer of New Bancorp, Inc., (the “Company”) and Shawna L. Zawada, Chief Financial Officer of the Company, each certify in his/her capacity as an officer of the Company that he/she has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2017 (the “Report”) and that to the best of his/her knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2017	/s/ Richard C. Sauerman
Richard C. Sauerman
President and Chief Executive Officer

Date: August 14, 2017	/s/ Shawna L. Zawada
Shawna L. Zawada
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.